DEED OF TRUST NOTE

 San Antonio, Texas

$8,925,000.00 December 1, 2011

FOR VALUE RECEIVED, the undersigned promise(s) to pay to OAK GROVE COMMERCIAL MORTGAGE, LLC, a Delaware limited liability company, or order, the principal sum of Eight Million Nine Hundred Twenty-Five Thousand and No/100 Dollars (US $8,925,000.00) with interest from date at the rate of three and seventy hundredths per centum (3.70%) per annum on the unpaid balance until paid.  The said principal and interest shall be payable at the office of
Oak Grove Commercial Mortgage, LLC
2177 Youngman Avenue
St. Paul, Minnesota  55116
in or at such other place as the holder may designate in writing, in monthly installments as follows:

On the date of disbursement, an interest only payment shall be due and payable as interest accruing hereon from the date of disbursement through December 31, 2011.  Thereafter, commencing  on the first day of February, 2012, installments of interest and principal shall be paid in the sum of Forty-One Thousand Eighty and 26/100 Dollars ($41,080.26) each, such payments to continue monthly thereafter on the first day of each succeeding month until the entire indebtedness has been paid in full.  In any event, the balance of principal (if any) remaining unpaid, plus accrued interest, shall be due and payable on the first day of January, 2042, the final maturity date hereof.  Installments of interest and principal shall be applied first to interest at the rate of 3.70% per annum upon the principal sum or so much thereof as shall from time to time remain unpaid, and the balance thereof shall be applied on account of principal.

This Note is secured by a Deed of Trust upon real estate in San Antonio, Bexar County, Texas, and is to be construed according to the laws of the State of Texas.

~~Notwithstanding any other provisions contained in this Note, it is agreed that the execution of this Note shall impose no personal liability on the maker hereof for payment of the indebtedness evidenced hereby and in the event of a default, the holder of this Note shall look solely to the property described in the Mortgage and to the rents, issues and profits thereof in satisfaction of the indebtedness evidenced hereby and will not seek or obtain any deficiency or personal judgment against the maker hereof except such judgment or decree as may be necessary to foreclose and bar its interest in the property and all other property mortgaged, pledged, conveyed or assigned to secure payment of this Note except as set out in the Mortgage of even date given to secure this indebtedness.~~

Notwithstanding any other provision contained in this Note, it is agreed that the execution of this Note shall impose no personal liability on the maker hereof for payment of the indebtedness evidenced hereby and in the event of a default, the holder of this Note shall look solely to the "Collateral" (defined below) in satisfaction of the indebtedness evidenced hereby and will not seek or obtain any deficiency or personal judgment against the maker hereof except such judgment or decree as may be necessary to foreclose and/or bar its interest in the Collateral except as set out in the Deed of Trust of even date given to secure this Note.  As used herein, "Collateral" shall mean and include (i) the property subject to the Deed of Trust, including but not limited to the rents, issues and profits thereof, as set forth in said Deed of Trust and (ii) the collateral described in the Security Agreement of even date herewith given to further secure this Note between maker and Oak Grove Commercial Mortgage, LLC.

In the event that the maker shall fail to make any monthly payments due the holder within 15 days after the due date thereof, the holder may at its option, impose a late charge upon the borrower in an amount not to exceed 2% of said monthly payment, provided, nevertheless, that so long as this Note shall be insured by the Federal Housing Administration, any late charge shall be separately charged to and collected from the borrower and shall not be deducted from any aggregate monthly payment.  Whenever, under the law of the jurisdiction where the property is located, the amount of any such late charge is considered to be additional interest, this provision shall not be effective if the rate of interest specified in this Note, together with the amount of the late charge, would aggregate an amount in excess of the maximum rate of interest permitted and would constitute usury.

SEE ATTACHED RIDER

If default be made in the payment of any installment under this Note, and if such default is not made good prior to the due date of the next such installment, the entire principal sum and accrued interest shall at once become due and payable without notice, at the option of the holder of this Note. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. In the event of default in the payment of this Note, and if the same is collected by an attorney at law, the undersigned hereby agree(s) to pay all costs of collection, including a reasonable attorney's fee.

The whole of the principal sum of any part thereof, and of any other sums of money secured by the Deed of Trust given to secure this Note, shall, forthwith, or thereafter, at the option of the Mortgagee, become due and payable if default be made in the payment of any installment or upon the happening of any default which, by the terms of the Deed of Trust given to secure this Note, shall entitle the Mortgagee to declare the same, or any part thereof, to be due and payable; all the covenants, agreements, terms, and conditions of said Deed of Trust are hereby incorporated herein by reference to the same extent and effect as if fully set forth and made a part of this Note; and the undersigned hereby covenants to perform all such covenants and agreements.  Failure to exercise this option shall not constitute a wavier of the right to exercise the same in the event of any subsequent default.  In the event of default in the payment of this Note, and if the same is collected by an attorney at law, the undersigned hereby agrees) to pay all costs of collection, including a reasonable attorney’s fee.

It is further agreed that each maker and endorser, excluding the Secretary of Housing and Urban Development, jointly and severally hereby consents to any extensions or renewals of this Note or any part thereof without notice, and each make and endorser, excluding the Secretary of Housing and Urban Development, agrees that he/she will remain liable as such during any extension or renewal hereof until the debt represented hereby is fully paid.

All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

IN ACCORDANCE WITH SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, THE PARTIES ACKNOWLEDGE THAT THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

In the event any item, terms or provisions contained in this instrument are in conflict with the laws of the State of Texas, this instrument shall be affected only as to its application to such item, items, terms or provisions, and shall in all other respects remain in full force and effect.  It is understood and agreed that in no event and upon no contingency shall the maker or makers of this Note, or any party liable thereon or therefore, be required to pay interest in excess of the rate allowed be the laws of the State of Texas.  The intention of the parties is to conform strictly to the usury laws of the State of Texas as now or hereafter construed by the courts having jurisdiction, and reference is here made to the Deed of Trust securing the payment of this Note which relates to the reduction of interest if from any circumstances whatsoever fulfillment of this note or any instrument securing its payment shall involve transcending the limits of validity prescribed by the usury statues or an other law.

All agreements between the undersigned and Holder, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of the money to be loaned thereunder or otherwise or for the performance or payment of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, exceed the Maximum Rate (defined below).  If from any circumstances whatsoever fulfillment of any provision hereof or of any such other document, at the time of performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance Holder shall ever receive anything of value deemed interest by applicable law which would exceed the Maximum Rate, an amount equal to any excessive interest shall be applied to the reduction of the principal amount owing hereunder or on account of any other principal indebtedness of the undersigned to the Holder, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof and such other indebtedness, such excess shall be refunded to the undersigned.  In determining if from any such specific circumstance the Holder shall have received anything of value deemed interest by applicable law which would exceed the Maximum Rate, and Holder shall, to the maximum extent permissible under applicable law (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread all sums paid or agree to be paid throughout the full term of such indebtedness until payment in full so that the rate of interest on account of such indebtedness is uniform throughout the term thereof; provided, however, that if such indebtedness is paid and performed in full prior to the end of the full contemplated term thereof, and the Holder  shall have received anything of value deemed interest by applicable law which would exceed the Maximum Rate for the actual period of such indebtedness, Holder shall apply such amounts as herein above provided, and, in such event, the Holder shall not be subject to any penalty for contracting for, charging or receiving interest in excess of the Maximum Rate.  The term “Maximum Rate” shall mean a rate of interest equal to the indicated rate ceiling, as defined in Vernon’s Texas Civil Statutes, from time to time in effect and applicable to this Note, provided that if any other ceiling under applicable state or federal law now or hereafter permits a higher rate to apply to this Note, the Maximum Rate shall equal such higher rate.  The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the undersigned and Holder.

[Signature page follows]

Signed and sealed this first day of December, 2011.

[CORPORATE SEAL]

ATTEST:
EMERICHIP SAN ANTONIO AO LP,
a Delaware limited partnership

By:	EMERICHIP TEXAS LLC, a Delaware limited liability company
Its:	General Partner

By:	ESC G.P. II, INC., a Washington corporation
Its:	Sole Member

By:	/s/ Eric Mendelsohn
Name: Eric Mendelsohn
Its:	SVP Corporate Development

THIS IS TO CERTIFY that this is the Note described in and secured by Deed of Trust of even date herewith and in the same principal amount as herein stated and secured by real estate situated in the County of Bexar, State of Texas.  Dated this 16th day of December, 2011.

/s/ Kimberly Bottemiller
Notary Public

STATE OF TEXAS

Loan No. 115-22252

Deed of Trust Note

EMERICHIP SAN ANTONIO AO LP

TO

OAK GROVE COMMERCIAL MORTGAGE, LLC

FHA Project #

115-22252

.
Insured under 232 pursuant to 223(f) of the National
Housing Act and Regulations published thereunder

In effect on October 31, 2011

~~To the extent of advances approved by the Secretary of Housing and Urban Development acting by and through the Federal Housing Commissioner~~

~~By:~~

~~(Authorized Agent)~~

~~Date:~~

A total sum of $8,925,000.00 has been approved for insurance hereunder by the Secretary of Housing and Urban Development acting by and through the Federal Housing Commissioner

By:

(Authorized Agent)

Date:

Reference is made to the Act and to the Regulations thereunder covering assignments of the insurance protection on this note.

RIDER TO DEED OF TRUST NOTE

This Rider to Mortgage Note (this "Rider") is attached to and made a part of the Deed of Trust Note (the "Note") from EMERICHIP SAN ANTONIO AO LP, a Delaware limited partnership (the "Maker"), to OAK GROVE COMMERCIAL MORTGAGE, LLC, a Delaware limited liability company, dated as of 1st day of December, 2011.

1.           Prepayment.                                (a)           Except as hereinafter set forth, Maker shall not have the right to prepay the indebtedness evidenced hereby in whole or in part at any time prior to February 1, 2013 (the "Lockout Termination Date").  Maker shall have the right, on or after the Lockout Termination Date, to prepay the indebtedness evidenced hereby in whole or in part on the last business day of any calendar month after such date during the term hereof upon at least thirty (30) days prior written notice to the holder of this Note, which notice shall specify the date on which the prepayment is to be made, the principal amount of such prepayment and the total amount to be paid. In the event of any prepayment of principal at any time on or after the Lockout Termination Date, the Maker shall concurrently pay to the holder of this Note (i) interest on the amount prepaid through and including the last day of the month in which the prepayment is made and (ii) a prepayment premium equal to the following designated percentages of the amount of the principal of this Note to be so prepaid with respect to any prepayment which occurs during the following indicated time periods:

February 1, 2013 through and including January 31, 2014                                                                                                                     9.0%
February 1, 2014 through and including January 31, 2015                                                                                                                     8.0%
February 1, 2015 through and including January 31, 2016                                                                                                                     7.0%
February 1, 2016 through and including January 31, 2017                                                                                                                     6.0%
February 1, 2017 through and including January 31, 2018                                                                                                                     5.0%
February 1, 2018 through and including January 31, 2019                                                                                                                     4.0%
February 1, 2019 through and including January 31, 2020                                                                                                                     3.0%
February 1, 2020 through and including January 31, 2021                                                                                                                     2.0%
February 1, 2021 through and including January 31, 2022                                                                                                                     1.0%
February 1, 2022 and thereafter                                                                                                                                                                0.0%

Notwithstanding any partial prepayment of principal made pursuant to the privilege of prepayment set forth in this Note, the Maker shall not be relieved of its obligations to make scheduled monthly installments of principal and interest as and when such payments are due and payable under this Note.

(b)           Notwithstanding any prepayment prohibition imposed and/or premium required by this Note with respect to prepayments made prior to February 1, 2021 the indebtedness evidenced by this Note may be prepaid in whole or in part on the last business day of any calendar month without the consent of the holder of this Note and without prepayment premium if the Federal Housing Commissioner (the "Commissioner") determines that prepayment will avoid a mortgage insurance claim and is therefore in the best interests of the Federal Government.  The holder of this Note understands that the Commissioner would consider exercising its right to override the prepayment prohibition and/or prepayment premium contained herein only upon satisfaction of all of the following terms and conditions:

(i)           Maker has defaulted under this Note and the Commissioner has received notice of such default, as required by 24 C.F.R. §207.256;

(ii)           The Commissioner determines that the project financed with the proceeds of this Note has been experiencing a net income deficiency, which has not been caused solely by management inadequacy or lack of interest by Maker, and which is of such magnitude that Maker is currently unable to make required debt service payments, pay all project operating expenses and fund all required HUD reserves;

(iii)           The Commissioner finds there is reasonable likelihood that Maker can arrange to refinance the loan evidenced by this Note at a lower interest rate or otherwise reduce the debt service payments through partial prepayment; and

(iv)           The Commissioner determines that refinancing the loan evidenced by this Note at a lower rate or partial prepayment is necessary to restore the said project to a financially viable condition and to avoid an insurance claim.

(c)           Notwithstanding the provisions of Paragraph 1(a) above, the provisions of Paragraph 1(a) shall not apply, and no prepayment premium shall be collected by the holder of this Note, with respect to any prepayment which is made by or on behalf of the Maker from insurance proceeds as a result of damage to the mortgaged premises or condemnation awards which, at the option of the holder of this Note, may be applied to reduce the indebtedness of Maker evidenced hereby pursuant to the terms and provisions of the Mortgage (the "Mortgage") of even date given by Maker to the holder of this Note to secure said indebtedness.  Any prepayment made pursuant to this Paragraph 1(c) shall be deemed to have been made on the last day of the month in which such payment is received by holder and shall include interest on the amount prepaid through and including the last day of the month in which the prepayment is made.

(d)           Notwithstanding the provisions of Paragraph 1(a) above, the provisions of Paragraph 1(a) shall not apply, and no prepayment premium shall be collected by the holder of this Note, in the event that the maximum principal amount of this Note is reduced (or a partial prepayment is made) solely as the result of a mortgage reduction (or a partial prepayment) required by the Commissioner based upon any cost certification or other report required to be provided by the Maker to the Commissioner subsequent to the date hereof.  Any prepayment made pursuant to this Paragraph 1(d) shall be deemed to have been made on the last day of the month in which such payment is received by holder and shall include interest on the amount prepaid through and including the last day of the month in which the prepayment is made.

2.           Late Charges.  In the event any installment or part of any installment due under this Note becomes delinquent for more than fifteen (15) days, there shall be due, at the option of the holder of this Note, in addition to other sums due hereunder, a late charge in an amount equal to two percent (2%) of the amount of principal and/or interest so delinquent.  Whenever, under the law of the jurisdiction where the property is located, the amount of any such late charge is considered to be additional interest, this provision shall not be effective if the rate of interest specified in this Note, together with the amount of the late charge, would aggregate an amount in excess of the maximum rate of interest permitted and would constitute usury.

 3.           Method of Payment.  All payments to reduce the principal balance hereunder, other than regularly scheduled payments of principal, and all late charges and other amounts required to be paid hereunder, other than regularly scheduled installments of interest, shall be made to the holder of this Note in immediately available Federal Funds.  Payments received after 12:00 noon Central time will be deemed to have been received on the next following business day.

 4.           Further, and in addition to the limitations and requirements set forth above, the indebtedness evidenced by this Note may not be prepaid in whole or in part, for a period of five (5) years from the date of endorsement hereof, except where the express written approval by HUD is obtained and written approval is expressly based upon the existence of one of the following:

(a)           The Mortgagor has entered into an agreement with the commissioner to maintain the property as rental housing for the remainder of the specified five (5) year period;

(b)           The commissioner has determined that the conversion of the property to cooperative or condominium ownership is sponsored by a bona fide tenants’ organization representing a majority of the households in the project;

(c)           The commissioner has determined that continuation of the property as rental housing is unnecessary to assure adequate rental housing opportunities for low and moderate income people in the community; or

(d)           The commissioner has determined the continuation of the property as rental housing would have an undesirable and deleterious effect on the surrounding neighborhood.

5.           Notwithstanding any other provision of this Note to the contrary, this Note may not be prepaid either in whole or in part for a period of five (5) years from the date of endorsement of this Note, except in cases where the prior written approval of HUD is obtained and such written approval is expressly based on Borrower and HUD entering into a HUD-approved use agreement to maintain the Mortgaged Property as rental housing for the remainder of the specified five (5) year period.

(Signature Page to Follow)

IN WITNESS WHEREOF, the undersigned Maker has executed this Rider as of the date first above written.

MAKER:

EMERICHIP SAN ANTONIO AO LP,
a Delaware limited partnership

By:	EMERICHIP TEXAS LLC, a Delaware limited liability company
Its:	General Partner

By:	ESC G.P. II, INC., a Washington corporation
Its:	Sole Member

By:	/s/ Eric Mendelsohn
Name: Eric Mendelsohn
Its:	SVP Corporate Development
OPPENHEIMER: 2810330 v04 12/22/2011